UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

IMARX THERAPEUTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18116 232nd NE Woodinville, WA	98077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Effective December 29, 2008, ImaRx Therapeutics, Inc. (the “Company”) and Koronis Pharmaceuticals, Inc. (the “Koronis”) entered into a Sublease Agreement for approximately 3,335 square feet of office and laboratory space (the “Leased Facilities”) located in Redmond, Washington. The Leased Facilities will serve as the Company’s principal executive offices and laboratories.

The term of the Sublease Agreement will begin upon January 1, 2009 and will expire on October 31, 2009.

The base rental rate under the Lease Agreement is $3,125.00 per month. In addition to the monthly rent, the Company is obligated under the Sublease Agreement to pay fifty percent (50%) of additional charges attributable to the Leased Facilities incurred by Koronis under its lease agreement with the master landlord. Upon an event of default, the Sublease Agreement provides that Koronis may terminate the lease and require the Company to pay the entire amount of rent that would have been payable during the remainder of the lease term.

The Lease Agreement also contains other customary default provisions, representations, warranties, and covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2009	IMARX THERAPEUTICS, INC.

	By:	/s/ Kevin Ontiveros

Kevin Ontiveros,
Vice President, Legal Affairs,
General Counsel and Secretary